PURCHASE AND SALE AGREEMENT


         THIS AGREEMENT, dated as of November 12, 1998, is between ST. MARY LAND & EXPLORATION COMPANY ("St. Mary"), a Delaware corporation, 1776 Lincoln Street, Suite 1100, Denver, Colorado 80203, ST. MARY OPERATING COMPANY ("SMOC"), a Colorado corporation, 1776 Lincoln Street, Suite 1100, Denver, Colorado 80203, KENT J. HARRELL, d/b/a Harrell Energy Co., 15 West 6th Street, Suite 2510, Tulsa, Oklahoma 74119-5433, RALPH H. SMITH, individually and as Trustees for the Ralph H. Smith Restated Revocable Trust dated August 14, 1997, 15 West 6th Street, Suite 1702, Tulsa, Oklahoma 74119-5411, RONALD D. BOONE, 3585 E. Long Road, Littleton, Colorado 80121, RONALD E. HORNIG, 8201 South Park Lane, Suite 100, Littleton, Colorado 80120, and ENGLAND RESOURCES CORPORATION, a Wyoming corporation, 8201 South Park Lane, Suite 100, Littleton, Colorado 80120 (hereinafter collectively referred to as the "Seller") and ONEOK RESOURCES COMPANY, a Delaware corporation, whose address is 100 West Fifth Street, Suite 1100, Tulsa, Oklahoma 74103-4298 ("Buyer").
         WHEREAS, Seller desires to sell, and Buyer desires to purchase, upon and subject to the terms and conditions hereinafter set forth, Seller's interest in and to the following:
                  (i) All rights, titles and interests of Seller, of whatever kind or character, whether legal or equitable, and whether vested or contingent, in and to the oil, gas and other minerals in and under or that may be produced from the lands described in (or described by reference to another instrument in) Exhibit A hereto (herein called the "Lands") including, without limitation, interests in oil, gas and/or mineral leases (the "Leases") covering such Lands, overriding royalties (other than any overriding royalty interests owned by Kent
J. Harrell, d/b/a Harrell Energy Co. or Ralph H. Smith, individually, or as Trustee of the Ralph H. Smith Restated Revocable Trust dated August 14, 1997, which overriding royalty interests are set forth on the attached Exhibit A-1 which overriding royalty interests are specifically excluded from this transaction), production payments and net profits interests in such Lands or such Leases, and fee mineral interests, fee royalty interests and other interests in such oil, gas and other minerals, whether such Lands are described in a description set forth in Exhibit A or are described in Exhibit A by reference to another instrument;
                  (ii) All rights, titles and interests of Seller in and to, or otherwise derived from, all presently existing and valid oil, gas and/or mineral unitization, pooling, and/or communitization agreements, declarations and/or orders and in and to the properties covered and the units created thereby, including, without limitation, all units formed under orders, rules, regulations, or other official acts of any federal, state, or other authority having jurisdiction, voluntary unitization agreements, designations and/or declarations, relating to the Lands;
                   (iii) all of Seller's right, title and interest in all wells identified on Exhibit B (the "Wells") and the equipment, materials, fixtures and facilities and other personal property used or useful in connection with the production, gathering, storing, measuring, treating, operating, maintaining, marketing or transportation of production from the Lands or Leases or lands pooled or unitized therewith (the "Equipment"),


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                  (iv)  all  of  Seller's  right,  title  and  interest  in  all contracts and contractual  rights insofar and only insofar as they relate to the
Lands,  Leases,   Wells,  and  Equipment  including  without  limitation,   unit
agreements, surface leases, oil and gas leases and/or subleases and assignments, mineral deeds, royalty deeds, operating agreements, easements, right of ways, farmout and farmin agreements, and all similar rights leased or owned by Seller, and oil and gas sales, purchase, exchange and processing contracts and agreements, whether of record or not (the "Contracts"). All of Seller's interest as set forth above in the Lands, Leases, Wells, Equipment and Contracts shall hereinafter together be called the "Interests".
         THEREFORE, in consideration of the above recitals and of the covenants and agreements herein contained, Seller and Buyer agree as follows:

         1. Sale and Purchase. Subject to and upon all of the terms and conditions hereinafter set forth, Seller shall sell, transfer, assign, convey and deliver the Interests to Buyer, and Buyer shall purchase, receive, pay for and accept the Interests from Seller, effective September 1, 1998, at 7 a.m., local time, said time to be determined for each locality in which the Interests are located in accordance with the time generally observed in said locality (the "Effective Time").

         2.   Purchase Price.
                  (a)  The   Purchase   Price   for  the   Interests   shall  be
$25,500,000.00 ("Purchase Price"), subject only to any applicable price adjustment as provided for hereinbelow.
                  (b) Upon execution of this Agreement, Buyer shall make an earnest money deposit ("Earnest Money") in the amount of $2,550,000.00. This deposit together with the interest earned thereon in an interest bearing or dividend  account  at  Norwest  Bank  Colorado,  National  Association  shall be referred to herein as the "Earnest Money". In the event that the Closing (as hereinafter defined) does not occur as a result of Seller's material breach of this Agreement, then the Earnest Money shall be promptly returned to Buyer. Otherwise, the Earnest Money shall be credited against the Purchase Price at Closing.
                  (c) The Purchase  Price  including the deposit  referred to in
Section 2(b) hereof shall be paid to St. Mary in accordance with its specific instructions given to Buyer. If these monies are paid to St. Mary in accordance with its instructions, St. Mary shall assume full responsibility for distributing these monies to the parties that constitute Seller, and St. Mary will indemnify and hold Buyer harmless from any claims, costs (including any reasonable attorneys' fees and court costs) and liabilities resulting from any improper payment of these monies to the parties constituting Seller.

         3. Allocated Values. Buyer and Seller hereby agree upon the allocation (the "Allocated Value(s)") of the Purchase Price among the Interests. Such Allocated Values are made a part of this Agreement and are shown on Exhibit C which is attached hereto.

         4. Seller's Representations. Seller represents and warrants to Buyer that as of the Closing Date:
                  (a) St. Mary is a duly organized corporation validly existing and in good standing under the laws of the State of Delaware. SMOC is a duly


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

organized corporation validly existing and in good standing under the laws of the State of Colorado. England Resources Corporation is a duly organized corporation validly existing and in good standing under the laws of the State of Wyoming. Ralph H. Smith acting as the Trustee for the Ralph H. Smith Restated Revocable Trust dated August 14, 1997, has all requisite power to own and sell this Trust's interest in the Interests and he has taken all requisite action necessary to authorize sale of the Trust's interest in the Interests. Each party constituting Seller is duly qualified to carry on its business in the state in which the Interests are located, has full power and authority to enter into and perform under this Agreement according to its terms, and this Agreement has been duly executed and delivered by Seller and constitutes a legal, valid, and binding obligation on it, enforceable against it in accordance with its terms;

                  (b) Seller, St. Mary's and SMOC's, execution, delivery and performance of this Agreement has been duly authorized by any necessary corporate action and will not violate or conflict with any agreement, law, rule, regulation, charter, or other instruments governing either Seller's organization, management, business affairs or instrument to which Seller is a party or is bound;
                  (c) There are no known third party claims or demands ("Claims") with regard to the Interests; (d) Seller shall have "Marketable Title," as defined in paragraph 7 below, with respect to the Interests;
                  (e) The Leases are in full force and effect in accordance with their terms and Seller has not been advised directly or indirectly by any lessor under any lease of a default under any lease;
                  (f) All royalties, rentals and other payments due under the Leases have been properly and timely paid, and all conditions necessary to keep the Leases in force have been fully performed;
                  (g) Seller is not obligated, by virtue of a prepayment arrangement under any contract for the sale of hydrocarbons containing a "take or pay" or similar provision, or by virtue of a production payment or any other arrangement to deliver hydrocarbons produced from the Interests at some future time without then or thereafter receiving full payment therefor;
                  (h) All ad valorem, property, production, severance and similar taxes and assessments based on or measured by the ownership of property or the production of hydrocarbons or the receipt of proceeds therefrom on the Interests for all years prior to the year in which this Agreement is executed have been properly paid, and all such taxes and assessments which become due and payable prior to the Closing shall be properly paid by Seller;
                  (i) All valid laws, regulations and orders of all governmental agencies having jurisdiction over the Interests have been and shall continue to be complied with until the Closing and Seller has not received any notice from any governmental agency that it is in violation of any law, regulation or order; and
                  (j) To the best of Seller's knowledge, the material terms of all leases, operating agreements, production sales contracts, farmout agreements and other contracts or agreements respecting the Interests can be found either of record in the counties in which the Interests are located or are reflected or referenced in Seller's files.


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

                  (k) Seller has not executed any authority for expenditure in excess of $10,000.00 for operations affecting the Interests since the Effective Time except as disclosed to Buyer on the attached Schedule 4(k), and Seller will not do so prior to Closing without Buyer's express written consent except when required by emergency or as required to preserve any rights created by any agreement, lease, contract, or instrument pertaining to the Interests.
                  (l) To the best of Seller's knowledge, but without any warranty whatsoever, the Equipment is suitable for its intended purposes regarding the Interests taking into consideration all circumstances surrounding the Interests and customary industry standards regarding properties such as these.
                  (m) There are no judicial or administrative actions, proceedings or investigations pending or, to the best of Seller's knowledge, threatened that (i) challenge the validity of this Agreement; (ii) seek to restrain or prevent any action taken or to be taken by Seller in connection with this Agreement; or, (iii) if adversely determined, would have a material adverse effect upon Seller's ability to perform its obligations under this Agreement.

         5. Buyer's Representations. Buyer represents and warrants to Seller that as of the Closing Date:
                  (a) Buyer is a currently effective corporation and is or will be by Closing duly qualified to carry on its business in the state in which the Interests are located, has full power and authority to enter into and perform under this Agreement according to its terms, and this Agreement has been duly executed and delivered by Buyer and constitutes a legal, valid, and binding obligation on it, enforceable against it in accordance with its terms.
                  (b) Buyer's execution, delivery and performance of this Agreement have been duly authorized by all necessary corporation action and will not conflict with or violate any agreement, law, rule, regulation, ordinance, charter or other instruments governing either Buyer's organization, management, business affairs or instrument to which Buyer is a party or by which Buyer is bound.
                  (c) Buyer represents that by reason of its knowledge and experience in the evaluation, acquisition, and operation of oil and gas properties, Buyer has evaluated the merits and risks of purchasing the Interests from Seller, and if Closing occurs, Buyer will have performed sufficient review and due diligence with respect to the Interests to enable it to consummate the transaction contemplated hereby based solely on Buyer's knowledge and experience and not on any representations or warranties of Seller.

         6. Access to Records. After execution of this Agreement, Seller shall give Buyer and its authorized representatives, during regular business hours, at Buyer's sole risk, cost and expense, access, with copying privileges, to all geological, geophysical, production, engineering and other technical data and


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records, and to all contract,  land, title and lease records, to the extent such data and records are in Seller's possession and relate to the Interests and such other information relating to the Interests as Buyer may reasonably request; provided, however, Seller shall have no obligation to provide Buyer such access to any data or information which access Seller cannot legally provide Buyer because of third-party restrictions on Seller, but Seller agrees to use its best efforts to obtain the consent of any such third-party to furnish such information to Buyer. Buyer shall keep all materials and data obtained confidential and shall return any and all materials and data including Buyer's notes and work papers as to any properties not purchased at Closing.

         7. Marketable Title. As used herein, the term "Marketable Title" shall mean, as to the Interests set forth on Exhibit C, that title which:
                  (a) Entitles Seller to receive not less than the percentage set forth in Exhibit C as the "Net Revenue Interest" of all hydrocarbons produced, saved and marketed from the portion of the Interests specified in Exhibit C throughout the productive life thereof;
                  (b) Obligates Seller to bear a percentage of the costs and expenses relating to the maintenance and development of and operation of the portion of the Interests specified in Exhibit C, not greater than the "Working Interest" set forth in Exhibit C throughout the productive life thereof; and
         The Working Interest and Net Revenue Interest as set forth in Exhibit C are intended to represent only Seller's ownership within the currently producing horizons in the Wells and the proved undeveloped, proved developed non-producing, probable, and possible locations and attendant formations specifically identified in Exhibit C. Seller's ownership in all non-producing horizons affected by the Interests which are not specifically identified in Exhibit C may vary from the Working Interest and Net Revenue Interest depicted in Exhibit C for any individual well based on individual wellbore interests, and no representation or warranty whatsoever is made by virtue of this instrument as to Seller's Working Interest or Net Revenue Interest outside the wellbores for the Wells and the non-producing locations and attendant formations not specifically listed on Exhibit C.
                  (c) Is free and clear of liens, claims, encumbrances, charges, contracts or other burdens or defects, except for Permitted Encumbrances (as hereinafter defined). As used herein the term "Permitted Encumbrances" means:
                             (i) preferential rights to purchase and required third party consents to assignment with respect to which waivers or consents are obtained from appropriate parties prior to Closing or the applicable response period after notice has passed without the party holding the preferential right having exercised such right or are otherwise deemed waived;
                           (ii) Unit or unitization agreements,  communitization
         agreements or pooling agreements, and polling or unitization orders of any federal or state governmental agency having jurisdiction;
                           (iii)  Operating   agreements,   farmout  agreements,
         assignments, agreement for the sale or purchase of oil, gas, casinghead


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         gas or other hydrocarbon substances,  processing agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, and other contracts or agreements which are customary in the oil and gas industry.
                           (iv)     division orders;
                           (v) such other defects or irregularities of title or liens, charges or encumbrances as Buyer may have waived in writing;
                           (vi) notwithstanding anything to the contrary in this
         Section 7, all rights to consent by, required notices to, filings with or other actions by governmental entities in connection with the sale or conveyance of federal, state, Indian or other governmental oil and gas leases or interest therein or related thereto where the same are customarily obtained subsequent to assignment of such Leases and Interests; and
                           (vii)   lessors'  royalties,   overriding  royalties,
         production payments, net profits interest, reversionary interests, and similar burdens which do not operate to reduce any Net Revenue Interest set forth on Exhibit C to less than such amount.
                           (viii)   All  other  liens,  charges,  encumbrances,
         defects   and   irregularities  which  do  not  materially  impair  the
         operation, or use of the Interests.

         8.   Preferential  Rights.   If  any of  the Interests are  subject  to
preferential purchase rights, rights of first refusal, consents to assign, lessor's approvals, or similar rights (collectively, "preferential rights"), Seller shall promptly upon the execution of this Agreement by the parties hereto notify all holders of preferential rights of its intention to sell the Interests affected thereby, and of the corresponding Allocated Value(s). Seller shall promptly notify Buyer if the preferential rights are exercised, or if the requisite period has elapsed without said rights having been exercised.

         9.   Title Examination and Physical Inspection.
                  (a) After the execution of this Agreement, Buyer and its authorized representatives shall have physical access to the Interests at Buyer's sole cost, risk and expense for the purpose of inspecting the Interests, conducting such tests, examination, investigations and assessments as may be reasonable and necessary or appropriate to evaluate the environmental and physical conditions of the Interests. For those Interests which are not operated by Seller, Buyer or Seller shall obtain permission from the operator for Buyer to conduct such inspections. Buyer shall defend and indemnify Seller from any and all liability, claims, causes of action, injury to Buyer's employees, agents or contractors or to Buyer's property, and/or injury to Seller's property, employees, agents or contractors which may arise out of Buyer's inspections. In the event this Agreement fails to close, Buyer shall keep any and all data or information acquired by all such examinations including the Independent Environmental Review described in Section 10 and results of all analysis of such data and information strictly confidential and not disclose same to any person or agency without the prior written approval of Seller, unless required to do so by court order or applicable law. Upon Closing, Seller shall keep all matters pertaining to the Interests confidential unless disclosure is required by law.


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                  (b) Buyer will  conclude  its title  review and give notice to
Seller of asserted title defects ("Title Defects") which would cause title to any Interest not to be Marketable Title as defined in paragraph 7, on or before December 9, 1998. All Environmental Defects shall be dealt with in accordance with Section 10. To be effective, Buyer's written notice of a Title Defect must include (i) a brief description of the matter constituting the asserted Title Defect and (ii) supporting documents or briefs thereof reasonably necessary for Seller (or a title attorney or examiner hired by Seller) to verify the existence of such asserted Title Defect, and (iii) the value for any individual Title Defect must exceed $10,000.00 and the value of all Title Defects must exceed $250,000.00 in the aggregate. No individual Title Defect having a value of less than $10,000.00 shall be considered a Title Defect even if the aggregate amount is otherwise reached. This $250,000.00 aggregate number shall be considered a threshold and not a deductible. The term "Title Defect" will not include reductions in any Net Revenue Interest or increase in any Working Interest without a corresponding increase in the attendant Net Revenue Interest from those set forth in Exhibit C caused by any computational error committed by Seller or as a result of the failure of Seller to properly calculate the effect of any overriding royalty interest or other non-cost bearing interest created by Seller. Any item described in the preceding sentence shall be referred to herein as a "Computational Error".
                  (c) After Buyer delivers to Seller written notice of any matters which constitute a Title Defect to the Interests, Seller, at Seller's sole cost and expense, may attempt to cure such matters. In the event Seller is unable to cure such matters within 60 days after receipt of notice in accordance with this Section 9, Buyer, at Buyer's option, may elect either of the following:
                           (i) the Interest(s) or portion thereof affected by such Title Defect may be excluded from the Interests to be purchased and sold hereunder, and the Purchase Price shall be adjusted downward by the Allocated Value(s) attributable to such Interest(s) or portion thereof; or
                           (ii) the Interest(s) affected by such Title Defect may be included at a reduced value and the Purchase Price shall be adjusted downward by a value mutually agreed to by Buyer and Seller.
If Closing has occurred prior to the running of this cure period and Buyer chooses to elect remedy (i) or (ii) above, Seller will refund to Buyer the corresponding portion of the Purchase Price to accommodate the downward adjustment.

         10. Environmental Matters. After the execution of this Agreement, Buyer and its authorized representatives shall have physical access to the Interests at Buyer's sole cost, risk and expense for the purpose of inspecting the Interests, conducting such tests, examination, investigations and assessments as may be reasonable and necessary or appropriate to evaluate the


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environmental  and physical  conditions of the  Interests.  For those  Interests which are not operated by Seller, Buyer shall obtain permission from the operator to conduct such inspections. Seller shall provide all reasonable assistance in obtaining this permission for Buyer. Buyer shall defend and indemnify Seller from any and all liability, claims, causes of action, injury to Buyer's employees, agents or contractors or to Buyer's property, and/or injury to Seller's property, employees, agents or contractors which may arise out of Buyer's inspections, but only to the extent of Buyer's negligence. Buyer agrees to provide to Seller, upon request, a copy of any environmental assessments, including any reports, data, and conclusions. Likewise, Seller shall furnish to Buyer a copy of any environmental assessments, including any reports, data, and conclusions pertaining to the Interests in the possession of Seller. Buyer and Seller shall keep any and all data or information acquired by all such examinations and results of all analysis of such data and information strictly confidential and not disclose same to any person or agency without the prior written approval of both Buyer and Seller, unless required to do so by court order or applicable law. The foregoing obligation of confidentiality shall survive Closing or termination of this Agreement without Closing. Buyer shall have until December 9, 1998, to complete this environmental inspection and analysis of the Interests.
          If, on or before December 9, 1998, Buyer discovers a material adverse environmental condition which would adversely affect the value of the Interests by $25,000 per occurrence and the value of all Environmental Defects must exceed $250,000 in the aggregate net to Seller's interest in the affected property, and Seller is not in compliance with Environmental Laws (as hereinafter defined) with respect to such property ("Environmental Defect"), Buyer shall give Seller written notice thereof not later than December 9, 1998, together with the basis for such assertion and data in support thereof, and shall furnish Seller with any proposed reduction in the Purchase Price attributable to each such matter. For purposes of this Agreement, Environmental Laws shall mean any statute, rule, order, or regulation of any federal, state, or local governmental authority relating to pollution or protection of the environment to the extent in effect before the Effective Time. No individual Environmental Defect having a value less than $25,000 shall be considered an Environmental Defect even if the aggregate amount is otherwise reached. This $250,000 aggregate number shall be considered a threshold and not a deductible.
         Upon timely delivery of a notice by Buyer of an Environmental Defect, Seller, at Seller's option, shall either (i) remove the defective property from the sale and reduce the Purchase Price by the Allocated Value attributable to the defective property, (ii) attempt to cure the defect at Seller's sole cost and expense within 120 days after the notice, or (iii) agree with Buyer to a mutually acceptable Purchase Price reduction with regard to an Environmental Defect which shall be equal to the cost reasonably associated with curing such defect. If Seller attempts to cure the Environmental Defect and is not able to do so in accordance with item (ii) above, the property affected by such uncured Environmental Defect shall be withdrawn unless a mutually acceptable Purchase Price reduction is agreed to by Buyer and Seller. If withdrawn, the portion of the Purchase Price attributable to such property shall be promptly refunded to Buyer.

         11. Purchase Price Adjustments. The Buyer and Seller have agreed to an Allocated Value for each Interest (and the Lands, Leases and other property


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related  thereto) as set forth on Exhibit C hereto.  The Purchase Price is based upon Seller having the Net Revenue Interests specified on Exhibit C. If Seller is unable to deliver, at Closing, the Net Revenue Interest shown on Exhibit C as a result of a Computational Error and the Buyer has not previously excluded the affected portion of the Interests pursuant to paragraph 9(c), the Purchase Price shall be reduced by an amount equal to a proportionate amount of the Allocated Value for such Well. Likewise, if Seller shall have a greater Net Revenue Interest in an interest set forth in Exhibit C, the Purchase Price shall be increased proportionately. In the event that the aggregate reduction in the Purchase Price on account of any adjustments contemplated by paragraphs 9 or 10, equals or exceeds twenty percent (20%) of the Purchase Price, either Seller or Buyer shall have the right to terminate this Agreement by written notice to the other party, in which event all rights, duties and obligations of either party hereunder shall cease and the Earnest Money shall immediately be returned to Buyer. The parties acknowledge that Closing may occur prior to the finalization of the Purchase Price adjustments contemplated by this Section 11. If this occurs, Seller and Buyer shall nevertheless adjust the Purchase Price in accordance with this Section 11 at an intermediate post-Closing adjustment to be held on January 15, 1999, if necessary.

         12. Assignment and Warranty of Title. The conveyance of the Interests shall be on the form of assignment attached hereto as Exhibit D and shall contain a warranty of title by, through and under Seller, as to their respective percentage ownership only, but not otherwise.

         13. Conditions of Closing by Buyer. The obligation of Buyer to close is subject to the satisfaction of the following conditions:
                  (a) Buyer shall have had reasonable access during normal business hours to all data and records obligated to be provided Buyer as provided herein;
                  (b) Buyer shall have had reasonable access to the Lands, Leases, Wells, and Equipment included in the Interests to conduct an inspection for all purposes, including environmental condition;
                  (c) All representations and warranties of Seller contained in this Agreement shall be true, correct, and not misleading in any material respects, and Seller shall have performed and satisfied all agreements and covenants in all material respects required by this Agreement to be performed and satisfied by Seller;
                  (d) Seller shall have obtained and delivered to Buyer (i) all prerequisite waivers of preferential rights of purchase or the expiration thereof shall have occurred, and (ii) all necessary consents for transfer of the Interests, except those which by their nature cannot be requested or obtained until after Closing, or Buyer and Seller shall have adjusted the Purchase Price in accordance with the provisions of this Agreement;
                  (e) No suit or other proceeding shall be pending or threatened before any court or governmental agency seeking to restrain, prohibit, or declare illegal, or seeking substantial damages in connection with the transaction contemplated hereby;

         14. Conditions of Closing by Seller. The obligation of Seller to close is subject to the satisfaction of the following conditions:
                  (a) All representations and warranties of Buyer contained in this Agreement shall be true, correct, and not misleading in any material respect, and Buyer shall have performed and satisfied all agreements and covenants in all material respects required by this Agreement to be performed and satisfied by Buyer.
                  (b) No suit or other proceeding shall be pending or threatened before any court or governmental agency seeking to restrain, prohibit, or declare illegal, or seeking substantial damages in connection with the transaction contemplated hereby.

         15. Preliminary Closing Statement. Seller shall prepare and furnish to Buyer at least five (5) days prior to Closing a preliminary closing statement setting forth the adjustments to the Purchase Price to be paid by Buyer at Closing. Such statement shall reflect each adjustment and the calculation used to determine such amount. The preliminary adjusted Purchase Price shall mean the Purchase Price adjusted as provided herein, including but not limited to Earnest Money, Title Defects, interest variances, gas imbalances, proration of ad valorem and other applicable taxes and allocation of operating expenses and revenues attributable to the Interests. Insofar as concerns operating expenses and revenues attributable to the Interests subject to Closing for the period from the Effective Time through Closing, for purposes of the preliminary closing statement, Buyer shall receive a net adjustment for estimated operating expenses and revenues for those periods which the actual amounts cannot be determined at Closing. Final adjustments to the actual gas balancing, expenses incurred and revenues received shall be taken into account on the Final Settlement Statement.

         16. Closing. The Closing shall occur on or before December 15, 1998, at 10:00 a.m., at the offices of St. Mary Land & Exploration Company in Tulsa, Oklahoma, or at such other time and place as Seller and Buyer may mutually agree in writing. In the event the transaction contemplated under this Agreement fails to close on or before December 31, 1998, and Seller is otherwise ready, able, and willing to consummate the transaction contemplated hereby, the Earnest Money shall be forfeited to Seller as liquidated damages, and this Agreement shall be terminated and of no further force or effect. If however, Buyer is ready, willing, and able to close the transaction contemplated by this Agreement, and Closing has not occurred on or before December 31, 1998, through no fault of Buyer, Buyer shall be entitled either to declare this Agreement terminated and the immediate return of the Earnest Money, or to seek specific performance of this transaction. At Closing the following will occur:
                  (a) Seller shall execute, acknowledge and deliver to Buyer an Assignment and Bill of Sale substantially in the form and substance of Exhibit D attached hereto, covering all of the Interests to be sold pursuant hereto;

                  (b) Buyer shall in accordance with Section 2(c) hereof deliver to St. Mary by wire transfer the total Purchase Price as adjusted hereunder, subject to further adjustment after Closing as provided for herein;
                  (c) On or before  Closing,  Seller and Buyer shall execute all necessary forms to be filed with the appropriate regulatory authorities concerning the change of ownership of the Interests, and Buyer shall submit same for approval to such regulatory authorities at Buyer's expense, and Buyer shall deliver to Seller evidence of the appropriate state and federal plugging bond, surety letter, or letter of credit acceptable to such authority to authorize Buyer's right to conduct operations, if applicable;
                  (d)  Seller  shall,  subject  to the  terms of any  applicable operating agreements, deliver to Buyer exclusive possession of the Interests, effective as of the Effective Time;
                  (e) Seller  shall  execute  and deliver  appropriate  transfer orders or letters in lieu of transfer orders with respect to each of the Wells;
                  (f) Seller shall transfer all suspense accounts  maintained by it  that  relate  to  the  Interests  to  Buyer,  and  Buyer  shall  assume  all responsibility for the administration and distribution of such accounts thereafter;
                  (g) Seller shall  promptly  after  Closing  provide  Buyer any maps, reports, and other written material relating to the Interests, including without limitation, lease files, division order and revenue files, accounting files, property records, contract files, operations files, well files, geological maps and geophysical data (provided such is not prohibited from being transferred by operation of any third party agreement), core analyses and hydrocarbon analyses, well logs, mud logs, core data and field studies ("Records"); however, Seller shall have no obligation to furnish Buyer any data or information which Seller cannot provide Buyer because of third party restrictions. Seller agrees to request that any such third party furnish such information to Buyer. Buyer agrees to maintain the Records and allow Seller, at its sole cost and expense, reasonable access thereto for a period of six (6) years after Closing; and
                  (h) Seller shall,  as  appropriate,  resign as operator of the
Interests and Seller agrees not to support any third party as successor operator to Seller with regard to the Interests.

         17. Reservations and Exceptions. Sale and purchase of the Interests is made subject to all reservations, exceptions, limitations, contracts and other burdens or instruments which are of record or are listed on Exhibits A, A-1, or B hereto.

         18.  Indemnification.
                  (a) Buyer agrees to indemnify, defend, and hold Seller, their successors, and assigns, harmless from and against any and all claims, demands, liabilities, judgments, penalties, causes of action, lawsuits, damages, costs, and expenses, including reasonable attorney's fees, expert fees, and court costs of every kind and character arising out of or attributable to Buyer's ownership or operation of the Interests, including, but not limited to environmental matters, arising from matters occurring on or after the Effective Time and further this indemnity shall extend to any environmental matter which has been dealt with in accordance with Section 10 hereof.
                  (b) Seller agrees to indemnify, defend, and hold Buyer, its successors, and assigns, harmless from and against any and all claims, demands, liabilities, judgments, penalties, causes of action, lawsuits, damages, costs, and expenses, including reasonable attorney's fees, expert fees, and court costs of every kind and character arising out of or attributable to Seller's ownership or operation of the Interests, including, but not limited to environmental matters (except as to those dealt with under Sections 10 and 28 hereof), arising from matters occurring prior to the Effective Time.
                  (c) Notwithstanding the foregoing, the indemnification obligation of Seller as set forth in Section 18 (b) hereof shall terminate one year after Closing regarding all matters except liability for personal injuries that are covered by Section 18(b) hereof which indemnification obligation of Seller shall terminate two years after Closing, and respectively thereafter, Buyer shall defend and indemnify Seller against all claims, demands, liabilities, judgments, penalties, causes of action, lawsuits, damages, costs, and expenses (including reasonable attorney's fees, expert fees, and court costs) of every kind or character arising out of or attributable to the ownership or operation of the Interests and asserted after the one-year or two-year anniversary of Closing, even though caused by, arising out of, or attributable to, in whole or in part, the sole or concurrent negligence, fault, or strict liability of Seller.

         19. Casualty Loss. Notwithstanding anything that may be contained herein to the contrary, if, prior to the Closing, a Casualty Loss occurs, Buyer may elect (i) to delete the property that is subject to the Casualty Loss from the Interests and the Purchase Price shall be reduced by the value allocated to the deleted interest based on the value reflected on Exhibit C, (ii) to proceed with the purchase of the Interests without reduction of the Purchase Price, notwithstanding any such destruction or taking, in which case at Closing, Seller shall pay to Buyer all sums paid to Seller by third parties by reason of the destruction or taking of that portion of the Interests that is subject to the Casualty Loss and shall assign, transfer and set over unto Buyer all of the right, title and interest of Seller in and to any claims, causes of action, unpaid proceeds or other payments, from third parties arising out of such destruction or taking. Seller shall not voluntarily compromise, settle or adjust any amounts payable by reason of a Casualty Loss without first obtaining the written consent of Buyer. For the purposes hereof the term "Casualty Loss" means the destruction of all or any portion of the Interests by fire or other casualty or taking thereof by condemnation or under the right of eminent domain.

         20. Taxes. All Ad valorem taxes, real property taxes, and similar obligations with respect to the tax period in which the Effective Time occurs (the "current tax period") shall be apportioned between Seller and Buyer as of the Effective Time.

         21.  Accounting.
                  (a) All proceeds (including proceeds held in suspense or escrow) from the sale of production actually sold and delivered by Seller prior to the Effective Time attributable to the Interests shall belong to Seller and all proceeds from the sale of production actually sold and delivered after the Effective Time attributable to the Interests shall belong to Buyer.
                  (b) All oil, condensate or liquid hydrocarbons and any products (liquid, gas or solid) separated or processed therefrom (hereinafter in this paragraph called "oil") in storage shall be measured or gauged and all gas meter charts shall be replaced at the Effective Time. Buyer shall pay Seller for such oil at the actual price received for the sale of such oil. If not known, this Purchase Price shall be estimated at Closing and paid to Seller with the actual final settlement of this matter to occur at the post-Closing accounting, provided that Buyer shall not pay Seller for oil in storage below the level of the tank cut off valve (tank bottoms).
                  (c) Any gas imbalance shall be accounted for between Buyer and Seller as follows: Buyer and Seller agree for the purposes of this Agreement that the net gas imbalance attributable to the Interests as of the Effective Time is as set forth on Exhibit E (the "Agreed Imbalance"), notwithstanding that the actual imbalance may be lesser or greater. The Agreed Imbalance has been used by Buyer and Seller in negotiating the Purchase Price under this Agreement. Buyer and Seller shall verify the actual net gas imbalance in the post-Closing accounting and any imbalance shall be accounted for between the parties at the price of $1.00 per MCF but only as to those volumes which exceed or are less than the Agreed Imbalance; provided that if an applicable operating or gas balancing agreement requires cash balancing upon conveyance of the Interests, the adjustment price shall equal the greater of $1.00 per MCF or the price received with respect to such cash balancing. Such settlement shall be final and neither party thereafter shall make claim upon the other concerning the gas balances of the Interests. Buyer assumes all rights and liabilities relating to gas imbalances discovered after the post-Closing settlement including any revenue adjustment caused by such subsequently discovered imbalance.
                  (d) Except as otherwise specifically provided in this Agreement, all normal and routine costs, expenses and contractual obligations and benefits, including accounts receivable, relating to the Interests which accrue prior to the Effective Time shall be paid and discharged or received by Seller regardless of when invoices for such costs, expenses and obligations are received and all normal and routine costs, expenses and contractual obligations and benefits relating to the Interests which accrue after the Effective Time shall be paid and discharged or received by Buyer.
                  (e) The foregoing adjustments shall be made by debits and credits between the parties at Closing or post-Closing as provided for herein.
                  (f) To the extent necessary to comply with requirements of the Securities and Exchange Commission (the "SEC"), Buyer shall have the right to audit Seller's business and financial records, including without limitation property detail, standardized measure data and independently prepared reserve information, maintained in connection with the Interests (except for income tax records) for all periods for which audited financials are required by the SEC to be prepared and filed by Buyer.

         22. Sales Tax. The Purchase Price provided for hereunder excludes any sales taxes or other taxes in connection with the sale of property pursuant to this Agreement. If a determination is ever made that a sales tax or other transfer tax applies, Buyer shall be liable for such tax as well as any applicable conveyance, transfer and recording fees, and real estate transfer stamps or taxes imposed on any transfer of property pursuant to this Agreement. Buyer shall defend and hold Seller harmless with respect to the payment of all such taxes, if any, including any interest or penalties assessed thereon.

         23. Post-Closing Adjustments. As soon as practicable after Closing, but in any event within one hundred twenty (120) days thereafter, Seller shall prepare, in accordance with this Agreement and (where applicable) in accordance with generally accepted accounting principles consistently applied, a final settlement statement (herein called the "Final Statement") setting forth each adjustment or payment which was not finally determined as of the Closing Date, and showing the calculation of the final settlement price based on such Final
Statement (the "final settlement price"). Seller shall submit the Final Statement to Buyer and shall afford Buyer access to Seller's records pertaining to the computations contained in the Final Statement. As soon as practicable after receipt of the statement, Buyer shall deliver to Seller a written report containing any changes which Buyer proposes be made to the Final Statement. The parties shall agree with respect to the amounts due pursuant to such post-Closing adjustment not later than sixty (60) days after Buyer's receipt of Seller's Final Statement. The date upon which such agreement is reached shall be herein called the "Settlement Date". In the event that (i) the final settlement price is more than the amount previously paid to Seller, Buyer shall pay to Seller in immediately available funds the amount of such difference; or (ii) the final settlement price is less than the amount previously paid to Seller, Seller shall pay to Buyer in immediately available funds the amount of such difference.

         24. Brokers' Fee. Each of Seller and Buyer represents and warrants to the other that it has not incurred liability, contingent or otherwise, for brokers' or finders' fees in respect of this Agreement or the transactions contemplated hereby.

         25.  Notices.   All  communications  required or  permitted  under this
Agreement shall be in writing and any communication or delivery hereunder shall be deemed to have been duly given and received when actually delivered to the addressee or received via facsimile at the number(s) set forth below of the party to be notified.
                           SELLER:
                           St. Mary Operating Company
                           7060 South Yale, Suite 800
                           Tulsa, Oklahoma  74136-5741
                           Attention:       Julian C. Pope
                                            Vice President
                           Telephone:       (918) 488-7600
                           Fax:             (918) 488-0105

                           WITH A COPY TO:
                           St. Mary Land & Exploration Company
                           1776 Lincoln Street, Suite 1100
                           Denver, Colorado  80203
                           Attention:       Milam Randolph Pharo
                          Vice President - Land & Legal
                            Telephone: (303) 861-8140
                               Fax: (303) 863-1040


                           BUYER:
                           ONEOK Resources Company
                           100 West Fifth Street, Suite 1100
                           Tulsa, Oklahoma   74103-4298
                           Attention:       J.D. Holbird, Vice President
                           Telephone:       918-588-7934
                           Fax:             918-588-7773

                           WITH A COPY TO:
                           Donald A. Kihle
                           Gable and Gotwals
                           100 West Fifth Street, Suite 1000
                           Tulsa, Oklahoma  74103-4219
                           Telephone:       918-585-8141
                           Fax:             918-588-7873

         26. Interim Operations. Seller covenants that from the date hereof to the Closing Date, except (A) as provided herein, or (B) as otherwise consented to in writing by Buyer, Seller will:
         (a) Not (A) operate or in any manner deal with, incur obligations with respect to, or undertake any transactions relating to, the Interests other than transactions (i) in the normal, usual and customary manner, (ii) of a nature and in an amount consistent with prior practice, (iii) in the ordinary and regular course of business of owning and operating the Interests, and (iv) subject to the terms and conditions of this Agreement; (B) dispose of, encumber or relinquish any of the Interests (other than relinquishments resulting from the expiration of leases that Seller has no right or option to renew); or (C) waive, compromise or settle any right or claim that would have a material adverse effect on the ownership, operation or value of any of the Interests after the Effective Time.
         (b) Use all reasonable efforts to preserve in full force and effect all oil and gas leases, operating agreements, easements, rights of way, permits, licenses, and agreements which relate to the Interests and shall perform all obligations of Seller in or under all such agreements relating to the Interests. Seller shall, except for emergency action taken in the face of serious risk to life, property, or the environment, consult with, inform and advise Buyer, to the extent Seller has such knowledge, regarding all material matters concerning the operating, management, and administration of the Interests, and not approve or elect to go non-consent as to any proposed well or plug and abandon or agree to plug and abandon any well without Buyer's prior written approval. On any matter requiring Buyer's approval under this Section 26, Buyer shall respond within five (5) days to Seller's request for approval; failure of Buyer to respond to Seller's request for approval within such time shall release Seller from the obligation to obtain Buyer's approval before proceeding on such matter.
         (c) Promptly notify Buyer of any suit, lessor demand action, or other proceeding before any court, arbitrator, or governmental agency and any cause of action which relates to the Interests or which might result in impairment or loss of any portion of the Interests or which might hinder or impede the operation of the Interests.
         (d) Make or give all notifications, filings, consents or approval from, to or with all governmental authorities, and will cooperate with Buyer in obtaining the issuance, assignment or transfer, as the case may be, by each such authority of such permits as may be necessary for Buyer to own and operate the Interests following the consummation of the transactions contemplated in this Agreement; provided that Seller shall not be required to incur any unreasonable expense in connection therewith.
         (e) Through Closing, maintain in effect insurance providing the same type coverage, in the same amounts with the same deductibles as the insurance maintained in effect by Seller or its affiliates on the Effective Time.
         (f) To the extent Seller is not the operator of any of the Interests, the obligations of Seller in this Section 26, which have reference to the operations or activities which normally or pursuant to existing contracts are carried out or performed by the operator, shall be construed to require that Seller use all reasonable efforts to cause the operator of such Interests to take such actions or render such performance within the constraints of the applicable operating agreements and other applicable agreements.

         27. Further Assurance. After Closing each of the parties shall execute, acknowledge and deliver to the other such further instruments, and take such other actions as may be reasonably necessary to carry out the provisions of this Agreement. However, Buyer shall assume all responsibility for notifying the purchasers of oil and gas production from the Interests, and such other designated persons who may be responsible for disbursing payments for the purchase of such production, of the change of ownership of the Interests. Buyer shall take all actions necessary to effect the transfer of such payments to Buyer. After the final post-Closing settlement, additional proceeds received by or expenses paid by either Buyer or Seller on behalf of the other shall be settled by invoicing the other party for expenses paid or remitting to the other party any proceeds received.

         28. DISCLAIMER OF WARRANTIES. EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT (INCLUDING ANY EXHIBITS HERETO) OR DOCUMENTS EXECUTED AND DELIVERED HEREUNDER, THIS AGREEMENT AND ANY INSTRUMENT OF CONVEYANCE OR SALE EXECUTED PURSUANT HERETO SHALL BE EXECUTED WITHOUT ANY WARRANTY OF TITLE, EITHER EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE, WITHOUT ANY EXPRESS OR IMPLIED WARRANTY OR REPRESENTATION AS TO THE MERCHANTABILITY OF ANY OF THE EQUIPMENT OR OTHER PERSONAL PROPERTY INCLUDED IN THE INTERESTS OR ITS FITNESS FOR ANY PARTICULAR PURPOSE, AND WITHOUT ANY OTHER EXPRESS OR IMPLIED WARRANTY OR REPRESENTATION WHATSOEVER. IT IS UNDERSTOOD AND AGREED THAT BUYER SHALL HAVE INSPECTED THE INTERESTS FOR ALL PURPOSES, INCLUDING WITHOUT LIMITATION FOR THE PURPOSE OF DETECTING THE PRESENCE OF NATURALLY OCCURRING RADIOACTIVE MATERIAL (HEREINAFTER REFERRED TO AS "NORM") AND MAN MADE MATERIAL FIBERS (HEREINAFTER REFERRED TO AS "MMMF") AND SATISFIED ITSELF AS TO THEIR PHYSICAL AND ENVIRONMENTAL CONDITION, BOTH SURFACE AND SUBSURFACE, INCLUDING BUT NOT LIMITED TO CONDITIONS RELATED TO THE PRESENCE, RELEASE, OR DISPOSAL OF HAZARDOUS SUBSTANCES, AND THAT BUYER IS RELYING SOLELY UPON THE RESULTS OF SUCH INSPECTION OF THE INTERESTS AND SHALL
ACCEPT ALL OF THE SAME IN THEIR "AS IS, WHERE IS" CONDITION. AFTER CLOSING SELLER DISCLAIMS ALL LIABILITY ARISING IN CONNECTION WITH THE PRESENCE OF NORM ON THE INTERESTS AND IF TESTS HAVE BEEN CONDUCTED BY SELLER FOR THE PRESENCE OF NORM, SELLER DISCLAIMS ANY WARRANTY RESPECTING THE ACCURACY OF SUCH TESTS OR RESULTS. IN ADDITION, EXCEPT FOR REPRESENTATIONS SET FORTH IN THIS AGREEMENT (INCLUDING ANY EXHIBITS HERETO) OR DOCUMENTS EXECUTED AND DELIVERED HEREUNDER, SELLER SHALL MAKE NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, AS TO THE ACCURACY OR COMPLETENESS OF ANY DATA, INFORMATION OR MATERIALS HERETOFORE OR HEREAFTER FURNISHED BUYER IN CONNECTION WITH THE INTERESTS, OR AS TO THE QUALITY OR QUANTITY OF HYDROCARBON RESERVES (IF ANY) ATTRIBUTABLE TO THE INTERESTS OR THE ABILITY OF THE INTERESTS TO PRODUCE HYDROCARBONS. ANY AND ALL SUCH DATA, INFORMATION AND OTHER MATERIALS FURNISHED BY SELLER IS PROVIDED TO BUYER AS A CONVENIENCE AND ANY RELIANCE ON OR USE OF THE SAME SHALL BE AT BUYER'S SOLE RISK.

         29. Securities Laws. The solicitation of offers and the sale of the Interests by Seller have not been registered under any securities laws. Buyer represents that at no time has it been presented with or solicited by or through any public promotion or any form of advertising in connection with this transaction. Buyer represents that it intends to acquire the Interests for its own benefit and account and that it is not acquiring the Interests with the intent of distributing fractional, undivided interests that would be subject to regulation by federal or state securities laws, and that if it sells, transfers, or otherwise disposes of the Interests or fractional, undivided interests, it will do so in compliance with applicable federal and state securities laws.

         30. Due Diligence. Buyer represents that it has performed, or will perform on or before December 9, 1998, sufficient review and due diligence with respect to the Interests, which includes reviewing well data, title, and other files, and performing necessary evaluations, assessments, and other tasks involved in evaluating the Interests, to satisfy its requirements completely and to enable it to make an informed decision to acquire the Interests under the terms of this Agreement.

         31. Press Release. Prior to Closing, there shall be no press release or public communication concerning this purchase and sale by either party, except as required by law or with the written consent of the party not originating said release or communication. Prior to Closing, the parties will endeavor to consult each other in a timely manner on all press releases required by law.

         32. Entire Agreement. This instrument states the entire agreement between the parties and may be supplemented, altered, amended, modified or revoked by writing only, signed by all parties. This Agreement supersedes any prior agreements between the parties concerning sale of the Interests, except that any confidentiality agreement shall terminate at Closing. The headings are for guidance only and shall have no significance in the interpretations of this Agreement.

         33. Tax Reporting. Seller and Buyer agree that if this transaction is subject to the reporting requirement of Section 1060 of the Internal Revenue Code of 1986, as amended, and, IRS Form 8594, Asset Acquisition Statement, is required to be filed for this transaction, the parties will confer and cooperate in the preparation and filing of their respective forms to reflect a consistent reporting of the agreed upon allocation.

         34. Assignability. Prior to Closing, this Agreement and the rights and obligations hereunder shall not be assignable or delegable by any party hereto without the prior written consent of the other parties unless such assignment occurs by merger, reorganization or sale of all of a party's assets. Subsequent to Closing, Buyer may assign its rights or obligations hereunder.

         35. Survival. Except as expressly provided herein, all of the representations and warranties of or by the parties hereto except those contained in Sections 4.a. and 4.b. hereof shall not survive the execution and delivery of the Assignment and Bill of Sale.

         36. Tax Deferred Exchange Election. In the event Seller has not found a suitable Exchange Property prior to the Closing, Seller may elect, by notice to Buyer delivered on or before the Closing Date, to have all or a portion of the Purchase Price paid to a qualified intermediary. If Seller makes a tax deferred exchange election, Buyer shall not be obligated to pay any additional costs or incur any additional obligations in the acquisition of the Interests.

         37.  Governing Laws.   THIS AGREEMENT SHALL  BE GOVERNED BY THE LAWS OF
THE STATE OF OKLAHOMA.

         38. Counterpart Execution. This Agreement may be executed in counterparts and each counterpart shall constitute a binding agreement as if the parties had executed a single document. The parties agree that such counterpart execution may be evidenced by a facsimile transmission of the execution and acknowledgment page for each such party, and such facsimile execution shall constitute a binding execution and acknowledgment by such party. At Closing, the parties agree that a sufficient number of original counterpart executions and acknowledgments will be obtained and affixed to this Agreement so that each party will have an originally executed and acknowledged Agreement.

         EXECUTED by each party hereto as of the date of their respective acknowledgment, effective as of the Effective Time.

                          SELLER:

                          ST. MARY LAND & EXPLORATION COMPANY


                          By:  /S/ MILAM RANDOLPH PHARO
                               -----------------------------------
                               Milam Randolph Pharo
                               Vice President - Land & Legal


                          ST. MARY OPERATING COMPANY


                          By:  /S/ MILAM RANDOLPH PHARO
                               -----------------------------------
                               Milam Randolph Pharo
                               Vice President - Land & Legal


                          /S/ KENT J. HARRELL
                          -----------------------------------
                          Kent J. Harrell, d/b/a Harrell Energy Co.


                          RALPH H. SMITH RESTATED REVOCABLE TRUST
                          DATED AUGUST 14, 1997


                          By:  /S/ RALPH H. SMITH
                               -----------------------------------
                               Ralph H. Smith, individually and as Trustee


                          /S/ RONALD D. BOONE
                          -----------------------------------
                          Ronald D. Boone


                          /S/ RONALD D. BOONE
                          -----------------------------------
                          Ronald D. Boone, Attorney-in-Fact for Ronald E. Hornig

                          ENGLAND RESOURCES CORPORATION


                          By:  /S/ RONALD D. BOONE
                               -----------------------------------
                               Ronald D. Boone, Attorney-in-Fact


                          BUYER:

                          ONEOK RESOURCES COMPANY


                          By:      /S/ J.D. HOLBIRD
                                   ------------------------------
                          Name:    J.D. Holbird
                          Title:   Vice President




STATE OF COLORADO                   )
                                    ) ss.
CITY AND COUNTY OF DENVER           )

         This instrument was acknowledged before me on November 11, 1998, by Milam Randolph Pharo, Vice President Land & Legal of ST. MARY LAND & EXPLORATION COMPANY, a Delaware corporation, on behalf of said corporation.

     Witness my hand and official seal.
(SEAL)

                                                  /S/ PATRTICIA FLANIGAN
                                                  --------------------------
                                                  Notary Public

My commission expires:  May 15, 1999


STATE OF COLORADO                   )
                                    ) ss.
CITY AND COUNTY OF DENVER           )

         This instrument was acknowledged before me on November 11, 1998, by Milam Randolph Pharo, Vice President Land & Legal of ST. MARY OPERATING COMPANY, a Colorado corporation, on behalf of said corporation.

     Witness my hand and official seal.
(SEAL)

                                                  /S/ PATRTICIA FLANIGAN
                                                  --------------------------
                                                  Notary Public

My commission expires:  May 15, 1999

STATE OF OKLAHOMA                   )
                                    ) ss.
CITY AND COUNTY OF TULSA            )

     This instrument was acknowledged before me on November 12, 1998, by KENT J. HARRELL, d/b/a Harrell Energy Co.

     Witness my hand and official seal.
(SEAL)



                                                  /S/ Sherry L. Askew
                                                  --------------------------
                                                  Notary Public
My commission expires:  December 11, 2001



STATE OF OKLAHOMA                   )
                                    ) ss.
CITY AND COUNTY OF TULSA            )

     This instrument was  acknowledged  before me on November 12, 1998, by RALPH
H. SMITH, individually and as Trustee of the Ralph H. Smith Restated Revocable Trust dated August 14, 1997.

     Witness my hand and official seal.
(SEAL)



                                                  /S/ KAREN A. CHISM
                                                  --------------------------
                                                  Notary Public
My commission expires:  1-6-99



STATE OF COLORADO                   )
                                    ) ss.
CITY AND COUNTY OF DENVER           )

     This instrument was acknowledged  before me on November 11, 1998, by RONALD
D. BOONE.

Witness my hand and official seal.
(SEAL)



                                                  /S/ PATRTICIA FLANIGAN
                                                  --------------------------
                                                  Notary Public
My commission expires:  May 15, 1999

STATE OF COLORADO                   )
                                    ) ss.
CITY AND COUNTY OF DENVER           )

     This instrument was acknowledged  before me on November 11, 1998, by Ronald
D. Boone, Attorney-in-Fact for RONALD E. HORNIG.

     Witness my hand and official seal.
(SEAL)



                                                  /S/ PATRTICIA FLANIGAN
                                                  --------------------------
                                                  Notary Public
My commission expires:  May 15, 1999


STATE OF COLORADO                   )
                                    ) ss.
CITY AND COUNTY OF DENVER           )

         This instrument was acknowledged before me on November 11, 1998, by Ronald D. Boone, Attorney-in-Fact for ENGLAND RESOURCES CORPORATION, a Wyoming corporation, on behalf of said corporation.

     Witness my hand and official seal.
(SEAL)



                                                  /S/ PATRTICIA FLANIGAN
                                                  --------------------------
                                                  Notary Public
My commission expires:  May 15, 1999

STATE OF OKLAHOMA                   )
                                    ) ss.
CITY AND COUNTY OF TULSA            )

     This instrument was acknowledged before me on Nov. 12, 1998, by J.D. Holbird, as Vice President of ONEOK RESOURCES COMPANY a Delaware corporation, on behalf of said corporation.

     Witness my hand and official seal.
(SEAL)



                                                  /S/ PAM BUSTAMANTE
                                                  --------------------------
                                                  Notary Public
My commission expires:  11/24/2001

Exhibit A       -   Leases and Lands

Exhibit A-1     -   Harrell and Smith Retained Overriding Royalty Interests

Exhibit B       -   Wells and Net Revenue Interests

Exhibit C       -   Allocated Values

Exhibit D       -   Assignment

Exhibit E       -   Agreed Imbalance

Schedule 4(k)